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                KANSAS CITY POWER & LIGHT COMPANY
        (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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[This material will appear in the Kansas City Star newspaper on
May 8, 1996]


                     KCPL And UtiliCorp:
   "It's About A Relationship. . . Not Just Another "Deal"

     It is difficult to pick up an area newspaper these days and not find stories or full-page advertisements proclaiming the benefits of the merger between Kansas City Power & Light and UtiliCorp United. It is also hard to miss the contrary assertions being made Western Resources management over in Topeka who view our strong Kansas City-based partnership with decidedly less enthusiasm.

     It may be tempting to consider it all just corporate noise and quickly turn the page to find out how the Royals are doing or what Ann Landers has to say. But with so much hanging in the balance -- metro area jobs, energy costs affecting hundreds of thousands of customers, millions of dollars flowing into the local economy and supporting area charities, and the millions of dollars of shares held by local investors -- Kansas Citians should pay very close attention to this debate.

     Last January, we announced a new, forward-looking relationship combining KCPL and UtiliCorp into a company with a common vision to create a strong, full-service energy provider that will bring significant added value and security to our customers, employees, communities, and shareholders. This new partnership, a friendly merger of equals, provides the strengths of continued low-cost power, dependable service, job stability, and sustained growth.

     In an increasingly competitive utility industry, our successful financial histories, excellent operations, and access to low-cost power sources makes our combination well positioned to succeed and uniquely qualified to meet your energy needs.

     Specifically, our new company will provide:

- -    Customers with continued access to reliable, low-cost
  energy along with greater choice of new energy-related products and services;

- -    Employees with increased opportunities as part of a
  stronger, growth-oriented company with international reach and a stable and expanding employee base;

- -    Greater Kansas City and area communities with the
  continuity and commitment of a strong locally-based energy provider that can provide the global support to attract business and stimulate economic growth in our region;
  the merger also provides enhanced resources for philanthropic, volunteer and economic development efforts;

- -    Shareholders with a secure investment and an initial
  recommended dividend rate of $1.85 per share, representing an 18.6 percent increase for KCPL shareholders, and a 15.2 percent boost for UtiliCorp shareholders.

     The bottom line of the KCPL/UtiliCorp agreement is a productive growth relationship... not just another "deal."

     But intruding on our efforts to build for the future, Topeka-based Western Resources launched an aggressive hostile takeover bid for KCPL. Recognizing the realities of the new deregulating energy marketplace, Western is trying to block the creation of a new and formidable competitor.

     We believe the Western offer really is no offer at all. Its financial assumptions simply do not add up and are not credible. For example, Western changed its increased dividend forecast within days of its initial hostile takeover announcement. Western also first announced to the public that its plans included no layoffs; then, the very next day told Kansas regulators in official documents that 531 jobs in fact would be eliminated.

     Western seems prepared to make Missouri and Kansas the testing ground for dealmaking, and the battle ground for a hostile utility takeover. The simple truth is that Western seems to us more intent on doing deals and transactions than building businesses and relationships.

     No hostile intrusion like that of Western Resources has ever been successful in the history of the utility industry, and we don't expect that will have changed after the shareholder vote for our merger of equals is counted on May
22. We believe our communities and our investors clearly understand and appreciate KCPL and UtiliCorp's plans to further strengthen our ties to Kansas City... to the people of this area who look to us for safe, reliable, low-cost energy... and for jobs... and for growth in shareholder value.

     We know that strong companies are born not from hostile beginnings, but from a partnership of equals working for the benefit of our customers, employees, communities, and shareholders. That support and commitment is something solid you can see and grasp. Its roots have taken firm hold over the century and more that we both have conducted our main operations in Kansas City and surrounding communities.

     The KCPL/UtiliCorp relationship and plan for the future here include a combined world headquarters where thousands of area employees will be working to bring our vision to life, and strengthen Kansas City's role as a major player in the emerging global energy marketplace.

     We don't intend to allow interlopers from the west to block that vision in any way.

/s/Drue Jennings                    /s/Richard C. Green, Jr.
Chairman, President and             Chairman and Chief Executive
  Chief Executive Officer             Officer
Kansas City Power & Light Company   UtiliCorp United

[end of article]

                                #####

[This ad will appear in various publications commencing May 8, 1996.]


To KCPL Shareholders:

                     It's About Credibility

        [picture of fuel gauge indicating "E" for empty]

            How to Gauge Western Resources' Promises
                      to KCPL Shareholders

WESTERN RESOURCES INC.'S HOSTILE OFFER IS RUNNING ON EMPTY.

Western has made a number of QUESTIONABLE CLAIMS in launching its hostile offer for Kansas City Power & Light Company.
Questionable about STOCK VALUE, questionable about DIVIDENDS, questionable about SYNERGIES, questionable about LAYOFFS. Plain and simply, Western Resources is seeking TO BREAK UP THE FRIENDLY MERGER OF EQUALS BETWEEN KCPL AND UTILICORP UNITED INC. And it's attempting to do so by making what we believe is an ILLUSORY OFFER built upon FAULTY ASSUMPTIONS.

The friendly merger between KCPL and UtiliCorp will create a strong, new company. A company that will deliver value to its many diverse constituencies--shareholders, employees, customers, communities...now and for the long term.

                    AN OFFER NEEDS TO BE REAL
             Western's hostile bid is not credible,
                      it's not achievable,
                     and it's not strategic.

                           [KCPL logo]

  Vote YES to the KCPL/UtiliCorp Merger on the WHITE Proxy Card

If you have any questions or need assistance in completing the WHITE proxy card, please call our proxy solicitor, D. F. KING &
CO., toll free, 1-800-714-3312.

[end of ad]

                                #####